EXHIBIT 12.1
Statement re computation of ratios

Computation of Ratio of Earnings to Fixed Charges for Weigh-Tronix, LLC(a)


                                            Predecessor (b)                           Weigh-Tronix LLC
                                            ---------------                           ----------------
                                                        One month        11 months                          3 months
                                     Year ended           ended            ended         Year ended           ended
                                   March 31, 1998     April 30, 1998   March 31, 1999   March 31, 2000    June 30, 2000
                                   --------------     --------------   --------------   --------------    -------------
                                   (US $ thousands, except ratios)              (US $ thousands, except ratios)

Pre-tax income (loss) before
 adjustment for equity
 in loss (income) of
 unconsolidated joint venture
 and minority interest in
 consolidated subsidiaries         $3,886               $ 785             $(4,611)          $2,964          $(4,045)
                                   ======               =====             =======           ======          =======

Fixed charges:
Cash interest expense              $   27               $   -             $5,576            $5,719            2,039
Amortization of debt
 issuance costs                         -                   -                356               301              241
Rental expense                        722                  57                488               581              814
                                   ------               -----             ------            ------          -------
Total fixed charges                $  749               $  57             $6,420            $6,601          $ 3,094
                                   ------               -----             ------            ------          -------

Pre-tax income (loss)
 before adjustment for
 equity in loss (income) of
 unconsolidated joint
 venture and minority
 interest in consolidated
 subsidiaries, plus
 fixed charges                     $4,635               $ 842             $1,809            $9,565          $  (951)
                                   ======               =====             ======            ======          =======
Ratio of earnings to
 fixed charges                       6.19 x             14.77 x                - (c)          1.45 x              - (c)

(a): The information presented is based on the historical results of the Predecessor and Weigh-Tronix, LLC and does not include results for the Avery Berkel Group except for the 17 day post-acquisition period.

(b): The company acquired the Weigh-Tronix Scale Products Business (Predecessor) on May 1, 1998 in a purchase transaction. Accordingly, historical information for the Predecessor for the year ended March 31, 1998 and the one month ended April 30, 1998 may not be comparable to the data for subsequent periods.

(c): Due to the company's loss before provision for income taxes in the 11 months ended March 31, 1999 and the three months ended June 30, 2000, the ratio coverage for these periods was less than 1:1. The company must generate additional pre-tax income of $4.6 million and $4.0 million for the 11 months ended March 31, 1999 and the three months ended June 30, 2000, respectively, to achieve a coverage ratio of 1:1 in those periods. See further discussion at "Selected Historical Financial Information for Weigh-Tronix" in the prospectus.



































Computation of Pro Forma Ratio of Earnings to Fixed Charges for Weigh-Tronix, LLC at March 31, 2000(d)

                                                                 Historical
                                           Historical Weigh-    Avery Berkel      Pro forma    Pro forma Weigh-
                                            Tronix, LLC at        Group at       adjustments    Tronix, LLC at
                                            March 31, 2000     March 31, 2000       (e)        March 31, 2000
                                            --------------     --------------    -----------   ----------------
                                                              (US $ thousands, except ratios)

Pre-tax income from continuing
 operations before adjustment
 for equity in (income) of
 unconsolidated joint venture and
 minority interest in consolidated
 subsidiaries, plus fixed charges             $ 9,565           $16,213           $     -          $25,778
                                              =======           =======           =======          =======

Fixed charges                                   6,601             1,680                 -            8,281

Adjustments:

    Interest expense resulting from
     the issuance of new debt                       -                 -            22,219           22,219

    Elimination of historical net
     interest expense                               -                 -            (2,710)          (2,710)

    Interest expense resulting from
     the amortization of debt
     issuance costs                                 -                 -             1,563            1,563
                                              -------           -------           -------          -------
      Total pro forma fixed charges           $ 6,601           $ 1,680           $21,072          $29,353
                                              -------           -------           -------          -------
Pro forma ratio of earnings to
 fixed charges                                                                                           -  (f)
                                                                                                   =======

Computation of Pro Forma Ratio of Earnings to Fixed Charges for Weigh-Tronix, LLC at June 30, 2000(d)

                                                               Pre-acquisition
                                                                 period for
                                           Historical Weigh-    Avery Berkel      Pro forma    Pro forma Weigh-
                                            Tronix, LLC at        Group at       adjustments    Tronix, LLC at
                                            June 30, 2000       June 13, 2000        (e)         June 30, 2000
                                            --------------     --------------    -----------   ----------------
                                                              (US $ thousands, except ratios)
Pretax income (loss) from
continuing operations before
adjustment for equity in loss of
unconsolidated joint venture and
minority interest in consolidated
subsidiaries, plus fixed groups               $  (951)          $(3,054)          $     -          $(4,005)
                                              =======           =======           =======          =======

Fixed charges                                   3,094             1,020                 -            4,114

Adjustments:

   Interest expense resulting
     from the issuance of new debt                  -                 -             5,535            5,535

   Elimination of historical net
     interest expense                               -                 -            (2,182)          (2,182)

   Interest expense resulting from
     the amortization of debt
     issuance costs                                 -                 -               405              405
                                              -------           -------           -------          -------
   Total pro forma fixed charges              $ 3,094           $ 1,020           $ 3,758          $ 7,872
                                              -------           -------           -------          -------
Pro forma ratio of earnings to
   fixed charges                                                                                         - (f)
                                                                                                   =======

(d): The information presented is based on the pro forma combined results of Weigh-Tronix, LLC and the Avery Berkel Group. All amounts for the Avery Berkel Group were translated at an exchange rate of 1.00 pounds sterling to U.S. dollar $1.60 for the year ended March 31, 2000 and at an exchange rate of 1.00 pounds sterling to U.S. dollar $1.52 for the three months ended June 30, 2000. Amounts were obtained from the "Selected Historical Financial Information for Weigh-Tronix" and the "Selected Historical Financial Information for the Avery Berkel Group".

(e): The pro forma adjustments were obtained from footnote 5 of the Notes to the Unaudited Pro Forma Combined Statements of Operations which is included in the "Unaudited Pro Forma Combined Financial Data" section of the prospectus. The elmination of historical net interest expense for the year ended March 31, 2000 does not include $60 for pro forma interest expense relating to previous acquisitions of Weigh-Tronix, LLC.

(f): On a pro forma basis for the year ended March 31, 2000 and the three months ended June 30, 2000, the Company's pro forma ratio of earnings to fixed charges was less than 1:1. The company must generate additional pre-tax income of $3.6 million and $11.9 million for the year ended March 31, 2000 and the three months ended June 30, 2000, respectively, to achieve a coverage ratio of 1:1 in those periods.